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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ERLY INDUSTRIES INC.
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               (Name of Registrant as Specified In Its Charter)

                               THE POWELL GROUP
                       FARMERS RICE MILLING COMPANY, INC.
                               NANETTE N. KELLEY
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                         [THE POWELL GROUP LETTERHEAD]

                                                                 August 28, 1997

                 ATTENTION PROFESSIONAL INVESTMENT COMMUNITY:

                     MUST READING BEFORE ADVISING CLIENTS
                        WHO HOLD ERLY INDUSTRIES STOCK


DEAR BRANCH MANAGER/REGISTERED REPRESENTATIVE:

     Re:  ERLY Industries Inc. (ERLY)

     The Powell Group, a substantial shareholder of ERLY Industries Inc., has filed proxy material in opposition to the Board of Directors of ERLY. We are seeking to replace the Board of Directors of ERLY with our highly qualified and experienced nominees. In our view, the Board of ERLY is guilty of having done virtually nothing to enhance the value of the Company's common stock over the last ten years. From 8/19/87 - 8/19/97, the S&P Food Products Companies Index has increased approximately 256%, yet ERLY stock has risen only 47.5% (as adjusted for stock dividends).

     The Powell Group is holding informational meetings for registered representatives and ERLY shareholders in the locations listed below. We encourage you and your clients to attend one of these meetings where representatives of The Powell Group will be in attendance to discuss our turnaround program and answer any questions you have.

Location
Date/Time

     We will be calling you soon to see if you will be attending one of these meetings.

     Copies of The Powell Group's Proxy Statement in connection with the ERLY Industries Annual Meeting of Shareholders scheduled for September 26, 1997 will be available at the meetings. For you information, we are using a BLUE proxy.
                                                                  ----

     Please call us if you have any questions or would like additional copies of our proxy materials. My direct number is (504) 922-4664 and my fax number is
(504) 922-4544.

     Thank you for your interest and participation.

                                        Sincerely,



                                        Nanette Kelley
                                        President and Chief Executive Officer

     The Powell Group has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies with respect to ERLY Industries and that proxy statement and the other materials are incorporated herein by reference.